EXHIBIT 99.1

Stacey H. Dwyer, EVP

1901 Ascension Blvd., Suite 100, Arlington, TX 76006
817-856-8200
January 21, 2004

D.R. HORTON, INC. REPORTS A 66% INCREASE IN FISCAL YEAR 2004 FIRST QUARTER NET INCOME

Quarter Highlights

•	Net income increased 66% to $185.6 million

•	Diluted earnings per share increased 56% to $0.78

•	Consolidated revenue increased 26% to $2.2 billion

•	Sales contract backlog increased 24% to $3.6 billion (14,480 homes)

•	Homes closed increased 23% to 9,242 homes

•	Net sales orders increased 20% to $2.0 billion (8,234 homes)

•	Homebuilding debt to total capitalization (net of cash) improved to 42.9% from 51.5% a year ago

     ARLINGTON, TEXAS — D.R. Horton, Inc. (NYSE:DHI) Wednesday (January 21, 2004), reported that net income for the first fiscal quarter ended December 31, 2003 increased 66% to $185.6 million ($0.78 per diluted share), compared to $111.8 million ($0.50 per diluted share) for the quarter ended December 31, 2002. All outstanding shares and per share amounts reflect the Company’s 3 for 2 stock split, which became effective on January 12, 2004. First quarter consolidated revenue increased 26% to $2.2 billion from $1.7 billion in the year ago quarter. Homes closed for the first quarter increased 23% to 9,242 homes from 7,514 homes a year ago.

     The Company reported a record December 31, 2003 sales contract backlog of $3.6 billion (14,480 homes), an increase of 24% from $2.9 billion (12,435 homes) a year ago. The Company previously reported that net sales orders for the quarter increased 20% to $2.0 billion (8,234 homes) from $1.7 billion (7,252 homes) for the same quarter last year.

     The Company expects diluted earnings per share for the quarter ended March 31, 2004 to be in the range of $0.65 to $0.70 (assuming approximately 237 million diluted shares). The Company expects diluted earnings per share for fiscal year 2004 to be in the range of $3.15 to $3.25 (assuming approximately 237 million diluted shares). This range represents a 15% to 19% increase in earnings per share over the $2.73 reported in fiscal year 2003, and is based on projected revenues of approximately $9.6 to $9.8 billion (approximately 41,000 to 42,000 homes closed).

     D.R. Horton’s earnings release conference call will be Thursday, January 22, 2004 at 10:00 a.m. EST. The dial-in number is 800-374-9096, and the call will also be webcast from www.DRHORTON.com on the “Investor Relations” page.

     Donald R. Horton, Chairman of the Board, said, “We are extremely pleased with the Company’s first quarter performance, where once again we grew our net income at a faster pace than our revenues. The Company’s continued double-digit sales momentum combined with our record $3.6 billion backlog, provide a solid foundation for achieving our 27th consecutive year of record revenues and earnings in fiscal year 2004.”

     Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes in 20 states and 47 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release relate to the Company’s expectation of earnings per share for the quarter ending March 31, 2004 to be in the range of $0.65 to $0.70, the Company’s expectation of earnings per share for the 2004 fiscal year to be in the range of $3.15 to $3.25, which is based on projected revenues of approximately $9.6 to $9.8 billion (based on projected 41,000 to 42,000 homes closed), and the belief that the Company’s double-digit sales momentum combined with its record $3.6 billion backlog provide a solid foundation for achieving the Company’s 27th consecutive year of record revenues and earnings in fiscal year 2004. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; changes in income tax laws affecting mortgage interest deductibility; the Company’s substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended
	December 31,

	2002	2003

	(In millions, except per share amounts)
Homebuilding:
Revenues
Home sales	$1,666.4	$2,134.6
Land/lot sales	40.3	29.0

	1,706.7	2,163.6

Cost of sales
Home sales	1,333.7	1,654.3
Land/lot sales	34.8	16.0

	1,368.5	1,670.3

Gross profit
Home sales	332.7	480.3
Land/lot sales	5.5	13.0

	338.2	493.3

Selling, general and administrative expense	179.2	212.5
Interest expense	0.4	0.3
Other expense (income)	(0.2)	(2.6)

Operating income from homebuilding	158.8	283.1

Financial services:
Revenues	38.2	40.9
Selling, general and administrative expense	22.0	25.5
Interest expense	2.0	1.2
Other (income)	(5.9)	(4.5)

Operating income from financial services	20.1	18.7

Income before income taxes	178.9	301.8
Provision for income taxes	67.1	116.2

Net income	$111.8	$185.6

Amounts per share — basic:
Net income	$0.51	$0.80

Weighted average number of shares	219.8	232.3

Amounts per share — diluted:
Net income	$0.50	$0.78

Weighted average number of shares	222.8	236.7

Other Consolidated Financial Data
Interest amortized to home and land/lot cost of sales	$39.5	$52.7

Depreciation and amortization	$9.0	$11.5

Interest incurred	$58.8	$56.2

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of
December 31, 2003

(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$138.2
Inventories
Finished homes and construction in progress	2,557.3
Residential lots — developed and under development	2,905.3
Land held for development	6.5
Consolidated land inventory not owned	120.5

5,589.6
Property and equipment (net)	82.9
Other assets	429.1
Excess of cost over net assets acquired (net)	578.9

6,818.7

Financial services:
Cash and cash equivalents	26.0
Mortgage loans held for sale	300.2
Other assets	24.1

350.3

$7,169.0

LIABILITIES
Homebuilding:
Accounts payable and other liabilities	$1,066.1
Notes payable	2,547.7

3,613.8

Financial services:
Accounts payable and other liabilities	11.1
Notes payable	186.7

197.8

3,811.6

Minority interests	145.7

STOCKHOLDERS’ EQUITY
Common stock	2.4
Additional capital	1,585.9
Unearned compensation	(1.6)
Retained earnings	1,683.9
Treasury stock (at cost)	(58.9)

3,211.7

$7,169.0

D.R. HORTON, INC.
($’s in millions)

	NET SALES ORDERS

	Three Months Ended December 31,

	2002		2003

	Units	$’s	Units	$’s
Mid-Atlantic	721	$146.0	715	$166.7
Midwest	429	106.9	411	125.2
Southeast	949	169.8	1,173	251.6
Southwest	2,771	468.9	3,280	554.8
West	2,382	806.9	2,655	935.4

	7,252	$1,698.5	8,234	$2,033.7

	HOMES CLOSED

	Three Months Ended December 31,

	2002		2003

	Units	$’s	Units	$’s
Mid-Atlantic	665	$134.2	842	$181.5
Midwest	426	109.5	444	119.3
Southeast	947	157.3	1,121	217.4
Southwest	3,080	517.9	3,941	641.5
West	2,396	747.5	2,894	974.9

	7,514	$1,666.4	9,242	$2,134.6

	SALES CONTRACT BACKLOG

	As of December 31,

	2002		2003

	Units	$’s	Units	$’s
Mid-Atlantic	1,309	$276.6	1,475	$356.1
Midwest	919	235.9	948	284.8
Southeast	1,671	287.3	1,875	398.3
Southwest	4,877	838.7	6,015	1,034.2
West	3,659	1,218.8	4,167	1,479.1

	12,435	$2,857.3	14,480	$3,552.5